Exhibit 10.2

AMERITYRE CORPORATION
2017 OMNIBUS STOCK OPTION AND AWARD PLAN

Adopted by the Board: April 25, 2017

1. PURPOSE.

1.1.           The purpose of the Plan is to provide a means by which selected employees, directors and consultants of the Amerityre Corporation (the “Company”) are encouraged to perform through the opportunity to benefit from increases in value of the common stock of the Company (“Common Stock”) by grants of options to purchase the Common Stock (“Options”), or by awards of restricted Common Stock (“Stock”).

1.2.           The Company, by means of the Plan, seeks to retain the services of persons who are now employees, directors, or consultants to the Company, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts towards the success of the Company.

1.3.           All Options granted under the Plan shall be separately designated as Incentive Stock Options or Non-Qualified Stock Options at the time of grant, and in such form as issued pursuant to section 6 below, and the number of shares of common stock will be listed in the name of the employee, director or consultant in the Company’s stock records for shares purchased on exercise of each type of Option by said individual. All Stock may be designated as partially or immediately vested per the provisions of each grant.

2. DEFINITIONS.

“Act” means the Securities Act of 1933, as amended.

“Award” means the grant of an Option or of Stock.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any Internal Revenue Code adopted in the future to replace the Internal Revenue Code of 1986.

“Committee” means the Compensation Committee or any other committee appointed by the Board in accordance with subsection C of Section 3 to administer the Plan, or the Board acting in lieu of such committee if not established. The Committee shall be composed of non-employee directors only.

 “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Company” means Amerityre Corporation, a Nevada corporation.

“Consultant” means any person, including an advisor, engaged by the Company to render consulting or other personal services as an independent contractor and who is compensated for such services, provided that the term “Consultant” shall not include Directors.

“Continuous Status as an employee, director or consultant” means that the provision of services to the Company in the capacity of employee, director or consultant, is not interrupted or terminated. Continuous Status as an employee, director or consultant shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or any successor, in any capacity as employee, director or consultant, or (iii) any change in status as long as the person remains in the service of the Company or successor in any capacity as an employee, director, consultant (except as otherwise provided in the applicable Option Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave approved by the Company; provided, however, that any such authorized leave of absence shall be treated as Continuous Status as an employee, director, or consultant for the purposes of vesting only to the extent as may be provided in the Company’s leave policy. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Notwithstanding anything to the contrary in this definitional paragraph, a Consultant’s status shall not be considered continuous unless the Consultant is and continues to be ready, willing and able to engage in substantial services to the Company. The Board, in its sole discretion, shall in all cases determine whether Continuous Status as an employee, director or Consultant shall be considered interrupted or terminated.

“Covered Employee” means any person who, on the last day of the taxable year, is the chief executive officer (or is acting in such capacity) or is among the four most highly compensated officers (other than the chief executive officer) of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

“Director” means a member of the Board.

“Employee” means any person, including officers and executive directors, employed by the Company as determined under the rules contained in Code Section 3401. Neither service as a director nor payment of a director’s fee by the Company shall be sufficient by itself to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Director” means an individual who is an officer of the Company and also serves as a member of the Board of Directors.

 “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

(a)           If the Common Stock is readily tradable on an established securities market, the fair market value of the Common Stock on the date of grant means the value determined based upon the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant of the Award, or any other reasonable basis using actual transactions in the Common Stock as reported by such market and consistently applied.

(b)           If the Common Stock is not readily tradable on an established securities market, the fair market value of the Common Stock on the date of grant means the value determined by a valuation of the Common Stock determined by an independent appraisal that meets the requirements of Section 401(a)(28)(C) of the Code and the regulations thereunder as of a date that is no more than 12 months before the relevant Option grant date.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option (as set forth in the Option Agreement) and that qualifies as an Incentive Stock Option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option (as set forth in the Option Agreement) or that does not qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an option for the purchase of the Company’s common stock granted pursuant to the Plan.

“Option Agreement” means a written agreement between the Company and a recipient evidencing the terms and conditions of an individual Option grant. The Option Agreement shall be in the form approved by the Board from time to time. Each Option Agreement shall be subject to the terms and conditions of the Plan.

“Outside Director” means a Director who (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), (ii) is not a former employee of the Company receiving compensation for prior services (other than benefits under a tax qualified pension plan) during the taxable year, (iii) has not been an officer of the Company at any time, (iv) is not currently receiving direct or indirect remuneration (including any payment in exchange for goods or services) from the Company in any capacity other than as a Director, (v) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

“Plan” means this Amerityre Corporation 2015 Stock Option and Incentive Plan.

“Purchase Price” is defined in Subsection C of section VI below.

“Recipient” means an Employee, Director or Consultant, or their transferees, who holds an outstanding Option.

 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

“Stock” means an awarded grant of the Company’s restricted Common Stock.

3. ADMINISTRATION.

3.1.        The Plan shall be administered by the Board unless and until the Board delegates administration to the Committee, as provided in subsection (c) of this Section 3.2 below.

3.2.        The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)           To determine, in its sole discretion, from time to time which of the persons eligible under the Plan shall be granted an Award; when and how each Award shall be granted; whether an Option granted will be an Incentive Stock Option, a Non-Qualified Stock Option, or an award of Stock, or a combination of the foregoing; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Award; the number of shares with respect to which an Award shall be granted to each such person; and all other terms, conditions and restrictions applicable to each such Award or shares acquired upon exercise of an Option not inconsistent with the terms of the Plan.

(b)           To approve one or more forms of Option Agreement.

(c)           To construe and interpret, in its sole discretion, the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d)           To amend, modify or otherwise change in any manner the Plan or an Award as provided in Section 13 and to suspend or terminate the Plan as provided in Section 13.

(e)           Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

All decisions, determinations and interpretations of the Board shall be final, binding and conclusive on any Recipient and any other person with an interest in the Plan or in an Award and on any Affiliate.

3.3.          The Board may delegate administration of the Plan to the Committee which will be composed of not fewer than two (2) of its members. Furthermore, notwithstanding anything in this section 3 to the contrary, the Board may delegate to the Committee the exclusive right and authority to award Options or Stock to an eligible person who is a Covered Employee or who is expected to be a Covered Employee at the time of recognition of income resulting from such Award with respect to either of whom the Company wishes to avoid the application of Section 162(m) of the Code.

The Committee shall have, during such delegation and in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Administration of the Plan shall encompass, among other things, determining potential Award recipients, establishing the terms of each Award, ensuring all proposed grants are consistent with the terms of the Plan, granting Awards and ensuring the Corporate Secretary keeps accurate records of options granted and exercised and stock awarded.

The Board may withdraw administration of the Plan from the Committee at any time. The Board may abolish the Committee at any time and, upon abolition administration of the Plan shall revert automatically, without any further action on the Board's part, to the Board.

3.4.          No member of the Board or of any committee constituted under this Section 3 or any Officer acting pursuant to this Section shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Award.

4. SHARES SUBJECT TO THE PLAN.

4.1.          Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the amount of stock that may be issued pursuant to the grant and exercise of Awards shall not exceed in the aggregate three million (3,000,000) shares of the Company’s Common Stock. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares not acquired underlying such Award shall revert to and again become available for issuance under the Plan.

4.2.        The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.

5.1.        Incentive Stock Options may be granted only to Employees. Non-Qualified Stock Options may be granted to Employees, Directors or Consultants. Stock may be granted to any of the above.

5.2.        No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a “Ten Percent Stockholder”), unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.3.        To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Recipient during any calendar year under all plans of the Company exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

6. TERMS OF OPTIONS.

Each Option shall be evidenced by an Option Agreement in such form and shall contain such terms and conditions as the Board shall deem appropriate. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof or as specifically set forth in the Option Agreement or otherwise) the substance of each of the following provisions:

6.1.        Term. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted. However, in the case of an Incentive Stock Option granted to a Recipient who, at the time the Option is granted, is a Ten Percent Stockholder (as described in subsection B of Section V), the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

6.2.        Price. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Non-Qualified Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3.        Consideration. The purchase price of stock acquired pursuant to an Option (the “Purchase Price”) shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or check at the time the Option is exercised, or (ii) as set forth in the Option Agreement (or in the case of a Non-Qualified Stock Option, as subsequently determined in the discretion of the Board or the Committee) in shares of Common Stock that have been owned by the optionee for more than six months or by the surrender of Options to acquire Common Stock from the Company that have been held for more than six months, which Common Stock or Options shall be valued at their Fair Market Value as determined by the Board or a duly authorized committee as of the business day immediately preceding the date of such exercise.

6.4.        Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Recipient only by such Recipient or by his attorney-in-fact or conservator, unless such exercise by the attorney-in-fact or the conservator of the Recipient would disqualify the Incentive Stock Option as such. Unless the Board otherwise specifies, a Non-Qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Recipient only by such person or by his attorney-in-fact or conservator. Notwithstanding the foregoing, the Recipient may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Recipient, shall thereafter be entitled to exercise the Option.

6.5.        Vesting. The total number of shares of stock subject to an Option may be allotted in installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. Any vesting schedule can be accelerated in the discretion of the Board, unless otherwise specified in the Option Agreement.

6.6.        Termination of Employment or Relationship as a Director or Consultant. In the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Recipient’s death or disability), the Recipient may exercise his or her Option (to the extent that the Recipient was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Recipient’s Continuous Status as an Employee, Director or Consultant (or, such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Recipient is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Recipient does not exercise his or her Option within the time specified in the Option Agreement or in this Plan, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan. The above terms shall apply only if the specific Option grant is silent on the above issues; however, a specific Option grant may provide for different terms in the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Recipient’s death or disability).

6.7.        Disability of Recipient. In the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Recipient’s disability, as defined in Section 22(e)(3) of the Code, the Recipient may exercise his or her Option (to the extent that the Recipient was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or, such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination of Continuous Status, the Recipient is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Recipient does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan. The above terms shall apply only if the specific Option grant is silent on the above issues; however, a specific Option grant may provide for different terms in the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Recipient’s disability.

6.8.        Death of Recipient. In the event of the death of a Recipient during, or within a period specified in the Option after the termination of, the Recipient’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Recipient was entitled to exercise the Option at the date of death) by the Recipient’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Recipient’s death but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or, such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Recipient was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan. The above terms shall apply only if the specific Option grant is silent on the above issues; however, a specific Option grant may provide for different terms in the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Recipient’s death.

6.9.        Responsibility for Option Exercise. A Recipient is responsible for taking any and all actions as may be required to exercise any Option in a timely manner, and for properly executing any documents as may be required for the exercise of an Option in accordance with such rules and procedures as may be established from time to time under the Plan. By signing or accepting an Option Agreement a Recipient (and any person to whom the Option under that Option Agreement is transferred) acknowledges that information regarding the procedures and requirements for the exercise of that Option is available upon such Recipient’s or person’s request to the Board. The Company shall have no duty or obligation to notify any Recipient of the expiration of any Option.

 7. TERMS OF STOCK AWARDS.

Each Award of Stock shall be evidenced by a Letter Agreement in such form and shall contain such terms and conditions as the Board shall deem appropriate. No Award of Stock shall be a valid and binding obligation of the Company unless evidenced by a fully executed Letter Agreement. The provisions of separate Awards of Stock need not be identical, but each Letter Agreement shall include (through incorporation of provisions hereof or as specifically set forth in the Letter Agreement or otherwise) the substance of each of the following provisions:

7.1.        Vesting. The total number of shares of Stock subject to an Award may be allotted in installments (which may, but need not, be equal). The Letter Agreement may provide that from time to time during each of such installment periods, the Stock may vest with respect to some or all of the shares allotted to that period. The Stock may be subject to such other terms and conditions on the time or times when it may vest in part or whole (which may be based on performance or other criteria) as the Board may deem appropriate. Any vesting schedule can be accelerated in the discretion of the Board, unless otherwise specified in the Letter Agreement.

7.2.        Termination of Employment or Relationship as a Director or Consultant. In the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Recipient’s death or disability), the Recipient shall be entitled to retain his or her Stock to the extent that the Recipient was vested at the date of termination.  If, at the date of termination, the Recipient is not vested in the entire Award, the shares covered by the unvested portion of the Award shall revert to and again become available for issuance under the Plan. The above terms shall apply only if the specific grant of Stock is silent on the above issues; however, a specific grant of Stock may provide for different terms in the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Recipient’s death or disability).

7.3.        Disability of Recipient. In the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Recipient’s disability, as defined in Section 22(e)(3) of the Code, the Recipient shall be entitled to retain his or her Stock to the extent that the Recipient was vested at the date of termination. If, at the date of termination of Continuous Status, the Recipient is not vested in his or her entire Award, the shares covered by the unvested portion of the Award shall revert to and again become available for issuance under the Plan. The above terms shall apply only if the specific grant of Stock is silent on the above issues; however, a specific grant of Stock may provide for different terms in the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Recipient’s disability.

7.4.        Death of Recipient. In the event of the death of a Recipient during, or within a period specified in the Award, the Recipient’s estate shall be entitled to retain the Stock to the extent the Recipient was vested in the Award at the date of death. If, after death, the Award is not fully vested, the unvested shares covered by such Award shall revert to and again become available for issuance under the Plan. The above terms shall apply only if the specific grant of Stock is silent on the above issues; however, a specific grant of Stock may provide for different terms in the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Recipient’s death.

8. REPRICING, CANCELLATION AND RE-GRANT
OF OPTIONS.

The Board or the Committee shall not effect at any time directly or indirectly the repricing of any outstanding Options, including without limitation a repricing by the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different amount of shares of stock. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Non-Qualified Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

9. COVENANTS OF THE COMPANY.

During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

10. USE OF PROCEEDS FROM EXERCISE OF OPTIONS.

Proceeds from the exercise of Options shall constitute general funds of the Company.

11. MISCELLANEOUS.

11.1.        Neither an Employee, Director or Consultant nor any person to whom an Option may be transferred shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Award unless and until such person has satisfied all requirements for exercise, which can include an early exercise of the Option pursuant to its terms and the Company has issued such shares.

11.2.        Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Awards or Common Stock issued upon exercise of Options any right to continue in the employ of the Company (or to continue acting as a Director or Consultant) or shall affect the right of the Company to terminate the employment of any Employee with or without cause, the right of the Company’s Board of Directors and/or the Company’s stockholders to remove any Director pursuant to the terms of the Company’s Sections of Incorporation and By-Laws and the provisions of Nevada Law, or the right to terminate the relationship of any Consultant with the Company.

11.3.        If the Company is required to withhold any amounts by reason of federal, state or local tax laws, rules or regulations, in respect of the issuance of Awards or shares of stock pursuant to the Plan, the Company shall be entitled to deduct and withhold such amounts from any cash payments to be made to the Recipient. In any event, such person shall promptly make available to the Company, when requested by the Company, sufficient funds to meet the requirements of such withholding, and the Company may take and authorize such steps as it may deem advisable in order to have such funds made available to the Company from any funds or property due or to become due to such person. The exercise will not be effective until the Company has received such funds to cover the withholding.

11.4.        To the extent provided by the terms of an Option Agreement, and to the extent the Company agrees, through a vote of its Board, regarding a non-cash payment, the person to whom an Option is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the stock otherwise issuable to the Recipient as a result of the exercise or acquisition of stock underlying the Option; or (iii) delivering to the Company unencumbered shares of the Company’s stock owned by the person acquiring the stock. The Fair Market Value of any shares of Common Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rules.

11.5.        The Company shall not be required to issue fractional shares pursuant to this Plan and, accordingly, a Recipient may be awarded or required to purchase only whole shares.

11.6.        The Plan and all determinations made and actions taken hereunder, to the extent not otherwise governed by the Code or laws of the United States, shall be governed by the laws of the State of Nevada and construed accordingly, without reference to the conflict of laws principles.

11.7.        The receipt, transfer and exercise of any Award is subject to taxation under Section 83 of the Code.

12. ADJUSTMENTS UPON CHANGES IN STOCK.

If any change is made in the stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan, and the outstanding Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction not involving the receipt of consideration by the Company.)

13. AMENDMENT OF THE PLAN AND AWARDS.

13.1.       The Board at any time, and from time to time, may amend the Plan. However, except as provided in section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(a)           Increase the number of shares reserved for Awards under the Plan;

(b)           Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

(c)           Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code.

13.2.       The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

13.3.        It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

13.4.        Rights and obligations of the Recipient under any Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan except with the written consent of the Recipient, unless such amendment is necessary to comply with any applicable law, regulation or rule as determined in the sole discretion of the Board.

13.5.        The Board at any time, and from time to time, may amend, modify, extend, cancel or renew any Award or waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof and accelerate, continue, extend or defer the exercise time for any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Recipient’s termination of Continuous Status as an Employee, Director or Consultant; provided, however, that the rights and obligations under any Award shall not be materially impaired by any such amendment except with the written consent of the Recipient, unless such amendment is necessary to comply with any applicable law, regulation or rule as determined in the sole discretion of the Board.

The Board may accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest notwithstanding the provisions in the Option Agreement stating the time at which it may first be exercised or the time during which it will vest.

13.6.        The Board may amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules without stockholder approval.

14. TERMINATION OR SUSPENSION OF THE PLAN.

14.1.        The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on August 10, 2025, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is later. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

14.2.        Rights and obligations under any Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the Recipient, unless such impairment is necessary to qualify the Award as an Incentive Stock Option or to comply with any applicable law, regulation or rule all as determined in the sole discretion of the Board.

15. EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be obtained within twelve (12) months before or after the date when the Plan is adopted by the Board.

16. COMPLIANCE WITH SECURITIES LAWS.

The grant of Awards and the issuance of shares of Common Stock upon the an award of Stock or upon exercise of Options shall be subject to compliance with all applicable requirements of federal and state law with respect to such securities. Options may not be exercised if the issuance of shares of Common Stock upon exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, no Option may be exercised unless (A) a registration statement under the Act shall at the time of exercise of the Option be in effect with respect to the Common Stock shares to be issued upon the exercise of that Option or (B) in the opinion of counsel to the Company, the Common Stock shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Stock shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition of the exercise of any Option, the Company may require the Recipient to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. The Company may, upon the advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

17. COMPLIANCE WITH SECTION 409A.

To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Option Agreement or other agreement evidencing the Award will incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award agreements will be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Plan's effective date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Plan's effective date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Plan's effective date), the Board may adopt such amendment to the Plan and applicable Award agreements or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.